EXHIBIT 99.1

SUPPLEMENTAL DATA FOR THE YEAR ENDED DECEMBER 31, 2002

THE GENLYTE GROUP INCORPORATED & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except earnings per share data)

(Unaudited)

	For the years ended December 31,
	2002	2001	2000
Net sales	$970,304	$985,176	$1,007,706
Cost of sales	630,433	636,582	651,304
Gross profit	339,871	348,594	356,402
Selling and administrative expenses	242,602	249,900	259,166
Amortization of goodwill	—	5,211	4,388
Amortization of other intangible assets	851	796	228
Operating profit	96,418	92,687	92,620
Interest expense, net of interest income	213	3,347	3,922
Minority interest, net of income taxes	29,245	27,105	26,592
Income before income taxes	66,960	62,235	62,106
Income tax provision	25,840	24,895	25,802
Net income	$41,120	$37,340	$36,304

Earnings per share:
Basic	$3.04	$2.80	$2.68
Diluted	$3.01	$2.77	$2.65

Weighted average number of shares outstanding:
Basic	13,535	13,336	13,557
Diluted	13,668	13,475	13,675

THE GENLYTE GROUP INCORPORATED & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

(Unaudited)

	As of December 31,
	2002	2001
Assets:
Current Assets:
Cash and cash equivalents	$111,906	$59,789
Accounts receivable, less allowances for doubtful accounts of $10,616 and $10,111, respectively	148,279	141,658
Inventories	136,470	132,932
Deferred income taxes and other current assets	27,915	27,346
Total current assets	424,570	361,725
Property, plant and equipment, at cost
Land and land improvements	7,447	6,490
Buildings and leasehold improvements	81,764	83,318
Machinery and equipment	276,600	273,401
Total property, plant and equipment	365,811	363,209
Less: accumulated depreciation and amortization	258,235	252,762
Net property, plant and equipment	107,576	110,447
Goodwill, net of accumulated amortization	134,231	135,417
Other intangible assets, net of accumulated amortization	25,125	25,045
Other assets	911	5,168
Total Assets	$692,413	$637,802

Liabilities & Stockholders’ Equity:
Current Liabilities:
Current maturities of long-term debt	$3,150	$3,284
Accounts payable	87,568	82,314
Accrued expenses	73,133	72,546
Total current liabilities	163,851	158,144
Long-term debt	33,978	36,989
Deferred income taxes	32,935	32,746
Minority interest	133,789	123,327
Other long-term liabilities	33,875	24,031
Total liabilities	398,428	375,237
Commitments and contingencies
Stockholders’ Equity:
Common stock ($.01 par value, 30,000,000 shares authorized; 14,355,506 and 14,138,146 shares issued, respectively; 13,447,287 and 13,432,701 shares outstanding, respectively)	135	135
Additional paid-in capital	9,451	10,633
Retained earnings	268,071	226,951
Accumulated other comprehensive income	16,328	24,846
Total stockholders’ equity	293,985	262,565
Total Liabilities & Stockholders’ Equity	$692,413	$637,802

THE GENLYTE GROUP INCORPORATED & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	For the years ended December 31,
	2002	2001	2000
Cash Flows From Operating Activities:
Net income	$41,120	$37,340	$36,304
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,169	28,172	25,664
Net loss (gain) from disposals of plant and equipment	1,010	(807)	(77)
Provision for doubtful accounts receivable	2,170	424	(718)
Provision for deferred income taxes	2,769	2,662	4,775
Changes in assets and liabilities, net of effect of acquisitions:
(Increase) decrease in:
Accounts receivable	(7,640)	1,520	18,899
Inventories	2,801	19,419	(10,726)
Deferred income taxes and other current assets	465	1,069	(1,159)
Intangible and other assets	7,112	5,017	481
Increase (decrease) in:
Accounts payable	4,814	(15,353)	7,637
Accrued expenses	2,729	(3,650)	(6,994)
Deferred income taxes, long-term	(6,428)	(2,460)	(1,192)
Minority interest	10,465	12,327	12,060
Other long-term liabilities	1,318	315	823
All other, net	486	878	1,271
Net cash provided by operating activities	86,360	86,873	87,048
Cash Flows From Investing Activities:
Acquisitions of businesses, net of cash received	(10,641)	(2,900)	(59,145)
Purchases of property, plant and equipment	(18,912)	(20,250)	(28,423)
Proceeds from sales of property, plant, and equipment	1,807	1,597	1,347
Net cash used in investing activities	(27,746)	(21,553)	(86,221)
Cash Flows From Financing Activities:
Proceeds from long-term debt	—	14,000	47,600
Reductions of long-term debt	(3,318)	(43,040)	(35,029)
Purchases of treasury stock	(6,789)	(436)	(12,305)
Exercise of stock options	4,144	2,557	1,392
Net cash provided by (used in) financing activities	(5,963)	(26,919)	1,658
Effect of exchange rate changes on cash and cash equivalents	(534)	(2,397)	(1,360)
Net increase in cash and cash equivalents	52,117	36,004	1,125
Cash and cash equivalents at beginning of year	59,789	23,785	22,660
Cash and cash equivalents at end of year	$111,906	$59,789	$23,785

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest, net of interest received	$1,013	$3,806	$3,334
Income taxes, net of refunds of $289, $3,596, and $785, respectively	$20,742	$17,235	$26,912

THE GENLYTE GROUP INCORPORATED & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Amounts in thousands)

(Unaudited)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance, December 31, 1999	$137	$17,761	$153,307	$31,337	$202,542

Net income	—	—	36,304	—	36,304
Increase in minimum pension liability, before tax	—	—	—	(188)	(188)
Related tax effect	—	—	—	75	75
Increase in minimum pension liability, after tax	—	—	—	(113)	(113)
Foreign currency translation adjustments	—	—	—	(1,360)	(1,360)
Total comprehensive income	—	—	36,304	(1,473)	34,831

Exercise of stock options	1	1,391	—	—	1,392
Income tax benefit on exercise of stock options	—	705	—	—	705
Purchases of treasury stock	(5)	(12,300)	—	—	(12,305)

Balance, December 31, 2000	$133	$7,557	$189,611	$29,864	$227,165

Net income	—	—	37,340	—	37,340
Increase in minimum pension liability, before tax	—	—	—	(4,368)	(4,368)
Related tax effect	—	—	—	1,747	1,747
Increase in minimum pension liability, after tax	—	—	—	(2,621)	(2,621)
Foreign currency translation adjustments	—	—	—	(2,397)	(2,397)
Total comprehensive income	—	—	37,340	(5,018)	32,322

Exercise of stock options	2	2,555	—	—	2,557
Income tax benefit from exercise of stock options	—	957	—	—	957
Purchases of treasury stock	—	(436)	—	—	(436)

Balance, December 31, 2001	$135	$10,633	$226,951	$24,846	$262,565

Net income	—	—	41,120	—	41,120
Increase in minimum pension liability, before tax	—	—	—	(12,717)	(12,717)
Related tax effect	—	—	—	4,185	4,185
Increase in minimum pension liability, after tax	—	—	—	(8,532)	(8,532)
Foreign currency translation adjustments	—	—	—	14	14
Total comprehensive income	—	—	41,120	(8,518)	32,602

Exercise of stock options	2	4,142	—	—	4,144
Income tax benefit from exercise of stock options	—	1,463	—	—	1,463
Purchases of treasury stock	(2)	(6,787)	—	—	(6,789)

Balance, December 31, 2002	$135	$9,451	$268,071	$16,328	$293,985